Q2 FY05 Question & Answer
December 22, 2004

1. What were some examples of major brands in the Retail Products segment posting sales growth for the quarter?

         ACT II
         Armour
         Banquet
         Blue Bonnet
         Chef Boyardee
         Cook's
         DAVID
         Eckrich
         Egg Beaters
         Hunt's
         Kid Cuisine
         LaChoy
         Marie Callender's
         Orville Redenbacher's
         PAM
         Parkay
         Peter Pan
         Reddi-wip
         Snack Pack
         Swiss Miss
         Van Camp's
         Wesson

2. What were some examples of major brands in the Retail Products segment posting sales declines for the quarter?

         Butterball
         Healthy Choice
         Hebrew National
         MaMa Rosa's
         Manwich
         Slim Jim

3. What were unit volume changes for the quarter in the Retail and Foodservice segments?

     Retail volume increased 7% and Foodservice volume decreased 1%. Excluding the impact of divested businesses in prior year amounts, Foodservice volumes were up 1%.

4.   How  much  was  total   Depreciation  and  Amortization  (all  types)  from
     continuing operations for the quarter?

     Approximately $85 million (vs. $86 million in Q2 2004)

           $84 million of depreciation (vs. $85 million in Q2 2004) $1 million of other amort. (vs. $1 million in Q2 2004)


5.   How  much  was  total   Depreciation  and  Amortization  (all  types)  from
     continuing operations for the fiscal year-to-date?

     Approximately $174 million (vs. $171 million through Q2 2004)

           $173 million of depreciation (vs. $169 million through Q2 2004) $1 million of other amort. (vs. $2 million through Q2 2004)


6. How much were Capital Expenditures from continuing operations for the quarter?

     Approximately $150 million (vs. $82 million in Q2 2004), reflecting increased investment in information systems.


7. How much were Capital Expenditures from continuing operations for the fiscal year-to-date?

     Approximately $255 million (vs. $152 million through Q2 2004), reflecting increased investment in information systems.


8.   What was the net interest expense for the quarter?

     $86 million


9.   What was the net interest expense for the fiscal year-to-date?

     $159 million


10. What is included in the company's net debt at the end of the quarter (in millions)?

                             Q2 FY05       Q2 FY04

      Total Debt*             $5,360       $5,566
      Less: Cash On Hand     $   353       $   52
                             -------      -------
      Total                   $5,007       $5,514

     * Total debt = short-term debt, long-term debt, and subordinated debt (includes preferred securities in the prior year total).

11.  What was Corporate Expense for the quarter?

     Approximately $85 million (vs. approximately $79 million in Q2 2004)


12.  What was Corporate Expense for the fiscal year-to-date?

     Approximately $152 million (vs. approximately $171 million through Q2 2004)


13.  How much did the company pay in dividends during the quarter?

     $134 million


14.  How much did the company pay in dividends fiscal year-to-date?

     $269 million


15. What was the weighted average number of diluted shares outstanding for the quarter?

     517.5 million shares


16.  What  was  the  approximate  effective  tax  rate  for the  second  quarter
     (rounded)?

     38%


17. What were the gross margins and operating margins this quarter ($ amounts in millions, rounded)?

     Gross Margin = Gross Profit* divided by Net Sales

     Gross Margin = $902/$4,116 = 21.9%

     Operating Margin = Segment Operating Profit** divided by Net Sales

     Operating Margin = $545/$4,116 = 13.3%


     * Gross Profit = Net Sales minus Costs of Goods Sold ($4,116-$3,214 = $902)

     **See second-quarter segment operating results for a reconciliation of operating profit to income from continuing operations. Income from continuing operations before income taxes and cumulative effect of changes in accounting divided by Net Sales = $390/$4,116 = 9.5%.


18. What was the trade working capital position at quarter end, excluding amounts for discontinued operations?

     Trade working capital is defined as the net position of Accounts Receivable plus Inventory less Current Operating Liabilities (Accounts Payable, Accrued Expenses, and Advances on Sales).

                                                Q2 FY05   Q2 FY04
         Accounts Receivable                    $1,537    $1,115
         Inventory                              $2,962    $3,179
         Less: Accounts Payable                 $1,161    $1,195
         Less: Accrued Expenses                 $1,460    $1,526
         Less: Advances on Sales                $  132    $  226
                                               -------    -------
             Net Position                      $1,746     $1,347


19.  Why are accounts receivable higher than last year?

     Last year, the company sold through securitization programs approximately $400 million of accounts receivable. With the company's strong cash position, the company has elected not to draw from its asset securitization program, and as a result, the accounts receivable balance is currently higher than it was last year.


20.  What is the preliminary estimate of the effective tax rate for fiscal 2005?

     Approximately 38%


21.  What are projected Capital Expenditures for fiscal 2005?

     Approximately $475 million, reflecting increased investment in information systems.


22.  What is the expected net interest expense for fiscal 2005?

     Approximately $315-$320 million


23. Were there any expenses during the second quarter related to implementing previously discussed cost-saving initiatives?

     The Retail Products segment included $4 million of such expenses.


24.  Does the company have any additional comments on the initiatives?

     As part of efforts to improve the company's cost structure, margins, and competitive position, the company began in fiscal 2004 implementing a series of initiatives that will better align and utilize the company's collective resources.

     o The initiatives were started in the second quarter of fiscal 2004, and have continued into the first half of fiscal 2005. These initiatives include:

               Elimination of duplicative costs and overhead;

               Consolidation of selected plants and support functions;

               Efforts to streamline and improve our ability to do business with our customers, distributors and brokers; and

               Realignment of business organizations.

     o These initiatives are expected to be more than offset by cost savings in the future.


25. During the quarter, did the company receive any proceeds related to the fresh beef and pork divestiture?

     The company sold its minority interest in Swift Foods to Hicks, Muse Tate & Furst for $194 million, resulting in no significant gain or loss.

     ConAgra Foods is in the process of recovering the financing it provided in connection with Swift Foods' cattle-feeding operations. The financing, which ConAgra Foods provided for two years, included a line of credit and a note receivable totaling approximately $300 million at maturity. During the quarter, the financing matured and ConAgra Foods assumed control of the cattle-feeding assets in order to liquidate them in an orderly manner. The feedlots have been sold, and the sale of the retained live cattle is in process and should be completed early in calendar 2005. The company has received $146 million from the liquidation as of the end of the second quarter, and, in due course, expects to fully recover all of the cattle-feeding-related financing provided to Swift Foods.


26. For the quarter and year-to-date, how much were the equity method investment earnings in Swift Foods? Will the fact that you sold the minority interest in Swift Foods significantly impact the year-over-year earnings comparisons in the second half of fiscal 2005?

          Equity  method  investment   earnings  from  the  company's   minority
          investment in Swift Foods were $0 for the second quarter of fiscal 2005 and approximately $7 million for the fiscal 2005 year-to-date.

          Our equity investment in Swift Foods was not a significant driver of our earnings results. In the second half of fiscal 2004, equity method investment earnings from Swift Foods was approximately $4 million of loss in the third quarter of fiscal 2004, and approximately $4 million of income in the fourth quarter of fiscal 2004. The recent divestiture of our minority interest will therefore not significantly impact the year-over-year earnings comparisons in the second half of fiscal 2005.


27. Can the company comment on any gain or loss associated with the liquidation of the Swift Foods' cattle-feeding operations?

          The company recorded an after-tax gain of approximately $21 million related to the liquidation of the Swift Foods' cattle-feeding assets in the quarter. The gain was recorded in discontinued operations.


28. Can the company comment on any proceeds received related to the sale of the chicken processing business?

          On Dec. 13, ConAgra Foods sold 10 million shares of Pilgrim's Pride Corporation (NYSE: PPC) common stock for more than $280 million, and the resulting pretax gain of approximately $185 million will be recorded in the third quarter of fiscal 2005. ConAgra Foods received these shares in the fall of 2003 in connection with the divestiture of its chicken processing operations to Pilgrim's Pride. ConAgra Foods still owns 15.4 million shares of Pilgrim's Pride common stock that are subject to resale restrictions; ConAgra Foods plans to sell these shares at the appropriate time in accordance with these restrictions.


29. Can the company comment on the status of the UAP International operations included in discontinued operations?

          During the quarter, the company reached agreements in principle with various parties to sell substantially all of the remaining UAP International assets. During the quarter, the company recorded an after-tax loss of approximately $22 million related to write-downs of these assets, which are expected to be sold during the balance of the fiscal year.


30.  What  are  the  major  items   affecting  the   year-to-date   diluted  EPS
     comparability?

          Fiscal 2005 First-Half Diluted EPS of $0.73 includes:

          Quarter  1:  $0.02  per  share  of  costs  to  implement   cost-saving
          initiatives

          Fiscal 2004 First-Half Diluted EPS of $0.87 includes:

          Quarter 1: $0.12 per share of tax-related benefit

          Quarter 1: $0.07 per share of income from discontinued operations

          Quarter 1: $0.03 per share of litigation expense

          Quarter 1: $0.02 per share of expense from cumulative effect of an accounting change

          Quarter 2: $0.06 per share of income from discontinued operations

          Quarter 2: $0.01 per share of expense related to implementing cost-saving initiatives


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